Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors
North American Bio-Energies, LLC
Lenoir, NC

We have audited the accompanying balance sheets of North American Bio-Energies, LLC. (“the Company”) as of December 31, 2009 and 2008 and the related statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

August 23, 2010

North American Bio-Energies, LLC
Balance Sheets

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash	$12,447	$42,408
Accounts receivable, net	8,305	845
Accounts receivable, related party	72,799	-
Inventory	79,021	154,790
Tax credit receivable	164,190	149,660
Total Current Assets	336,762	347,703
Property, plant and equipment, net	224,231	211,022
Construction in progress	285,458	214,685
TOTAL ASSETS	$846,451	$773,410

LIABILITIES & MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$260,909	$199,591
Accrued liabilities	5,472	-
Current maturities of long term debt	54,517	24,459
Notes payable to related parties	97,500	30,000
Total Current Liabilities	418,398	254,050
Long term debt	227,520	282,037
Total Liabilities	645,918	536,087

Members’ Equity	200,533	237,323

TOTAL LIABILITIES & MEMBERS’ EQUITY	$846,451	$773,410

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statements of Operations
For the years ended December 31, 2009 and 2008

	2009	2008

Revenues	$158,555	$1,954,312
Revenues from related parties	291,172	1,419,510
Cost of revenues	(502,006)	(3,184,397)
Depreciation expense	(45,420)	(41,501)
Bad debt expense	-	(14,753)
Gross profit (loss)	(97,699)	133,171

Selling, general & administrative expenses	(87,272)	(101,599)
Operating income (loss)	(184,971)	31,572
Interest expense	(15,122)	(20,322)
Other income	163,303	734
Net Income (Loss)	$(36,790)	$11,984

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statements of Cash Flows
For the years ended December 31, 2009 and 2008

	2009	2008
Cash Flows from Operating Activities
Net income (loss)	$(36,790)	$11,984
Adjustments to reconcile net income (loss) to net cash provided by in operating activities:
Depreciation expense	45,420	41,501
Bad debt expense	-	14,753
Changes in operating assets and liabilities:
Accounts receivable	(80,259)	154,122
Inventory	75,769	18,899
Tax credit receivable	(14,530)	(78,052)
Accounts payable	61,948	(18,043)
Accrued expenses	5,472	-
Net cash provided by operating activities	57,030	145,164

Cash Flows from Investing Activities
Purchase of fixed assets	(130,032)	(255,411)

Cash Flows from Financing Activities
Change in bank line of credit	(1,140)	-
Repayments of third party debt	(23,319)	(20,796)
Proceeds from related party debt	67,500	30,000
Net cash provided by financing activities	43,041	9,204
Net Change in Cash	(29,961)	(101,043)
Cash at Beginning of Period	42,408	143,451
Cash at End of Period	$12,447	$42,408

Supplemental Disclosures of Cash Flow Information
Cash paid during year for:
Interest	$15,122	$20,322
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

North American Bio-Energies, LLC
Statement of Members’ Equity
For the two years ended December 31, 2009

Members’ equity at January 1, 2008	$225,339
Net income	11,984
Members’ equity at December 31, 2008	237,323
Net loss	(36,790)
Members’ equity at December 31, 2009	$200,533

The accompanying notes are an integral part of these financial statements

NORTH AMERICAN BIO-ENERGIES, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

The financial statements present the operations of North American Bio-Energies, LLC (“the Company”), which is located in North Carolina. The Company manufactures and sells biodiesel to petroleum distributors.

Cash.  The Company places its cash deposits with high quality financial institutions.

Receivables.  The Company provides for losses for bad debts by periodically adjusting the allowance for doubtful accounts to an amount considered adequate by management to cover possible losses on receivables, giving consideration to past experience and the amount of delinquent receivables. The Company had an allowance for doubtful accounts  of $14,753 as of December 31, 2008 and 2009.

Inventories.  Inventories consist primarily of raw materials, work-in-process and production by-products that are valued at the lower of cost, determined by the first-in, first-out method, or market.

Property and equipment.  Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets (which range from 5 to 40 years) using the straight-line method. Repair and maintenance expenditures, which do not result in improvements, are charged to expense as incurred.

Income taxes.  The Company, with the consent of its members, has elected to be taxed as a Limited Liability Corporation for federal and state income tax purposes. Under this election, its members report the Company’s income, deductions and credits on their individual income tax returns. Accordingly, the Company records no provision for income taxes.

Financial instruments.  The carrying amount of our financial instruments, consisting of cash equivalents, accounts receivable, accounts and notes payable, short-term borrowings and certain other liabilities, approximate their fair value due to their relatively short maturities. The carrying amount of our long-term debt approximates fair value since the stated rate of interest approximates a market rate of interest.

Advertising.  The Company expenses the costs of producing and communicating advertising when the costs are incurred. Advertising expense was $614 and $103 for the years ended December 31, 2008 and 2009, respectively.

Use of estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.

Revenue recognition.  The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped.

Recently issued accounting pronouncements.  We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 2 – INVENTORIES

Inventories consisted of the following as of December 31, 2008 and 2009:

	2009	2008
Finished goods	$-	$26,033
Work in process	3,778	-
By-products	63.756	109,398
Raw materials	11,487	19,359
Total inventories	$79,021	$154,790

NOTE 3- TAX CREDIT RECEIVABLE

The Company is considered a small agri-biodiesel producer and therefore is eligible for a biodiesel and renewable diesel fuels tax credit from its production of qualified agri-biodiesel.  The amount of the tax credit is based upon the number of gallons of biodiesel sold for a given tax year.  The estimated tax credit receivable as of December 31, 2009 and 2008 was $164,190 and $149,660.  Tax credit amounts for 2009 and 2008 were $14,530 and $71,608, respectively, and are recorded as a reduction to the Company’s production costs.

NOTE 4- PROPERTY, PLANT AND EQUIPMENT & CONSTRUCTION IN PROGRESS

Property, plant and equipment consisted of the following at December 31:

	2009	2008

Plant and equipment (5-10 year depreciation lives)	$277,876	$223,198
Lab equipment (5-10 years)	41,605	41,605
Leasehold improvements (15-40 years)	7,866	7,341
Office equipment & software (3-5 years)	3,539	3,146
	330,886	275,290

Less accumulated depreciation	(106,655)	(60,605)

	$224,231	$214,685

As of December 31, 2009 and 2008, NABE was in the process of constructing a bio-diesel resin purification system and additional tank farms for storage of bio-diesel.  The amounts associated with these projects are included in construction in progress in the balance sheet.

NOTE 5- LINE OF CREDIT

At December 31, 2010, the Company had available a $250,000 revolving credit agreement with a bank. The line-of-credit renews annually, maturing on March 25, 2010. The agreement is guaranteed by the Company’s shareholders. Interest is paid monthly at a variable rate of prime plus one percent (5.0 percent  and 4.25 percent at December 31, 2008 and 2009, respectively). The balance outstanding at December 31, 2008 and 2009 was $245,703 and $244,563. Subsequent to year-end, April 27, 2010, this line was modified into a five-year term loan with 59 monthly principal and interest installments of $4,805 with one final payment on April 25, 2015.

NOTE 6- NOTES PAYABLE

Notes payable was made up of the following as of December 31:

	2009	2008
Variable rate term note payable to a bank in monthly principal and interest installments of $2,125.  Interest is payable monthly at a variable rate of prime plus 1 percent, 5.0 percent and 4.25 percent as of December 31, 2008 and 2009, respectively.  This note matures on November 10, 2011 and is collateralized by accounts receivable, inventory, and various pieces of equipment.
	$ 37,474	$ 60,793
Unsecured non-interest bearing demand loan payable to a related party	$ 97,500	$ 30,000

Future maturities of long-term debt at December 31, 2009 are as follows:

Year Ending
December 31,	Amount

2010	$152,017
2011	60,845
2012	50,104
2013	52,798
2014	55,638
Thereafter	8,135

Total	$379,537

NOTE 7 – RELATED PARTY TRANSACTIONS

North American Bio-Energies sells a portion of its finished goods to a company owned by an owner of  North American Bio-Energies.  During 2009 and 2008, sales to the related company were $297,172 and $1,419,510.

North American Bio-Energies also has a non-interesting demand loan to another company owned by an owner of North American Bio-Energies as disclosed in Note 6.

NOTE 8 – MAJOR CUSTOMERS

During 2009, a related party customer accounted for 65% of total revenue and a third party customer accounted for 16% of total revenue.

During 2008, a related party customer accounted for 42% of total revenue and two third party customers accounted for 37% and 12% of total revenue.

NOTE 9 – OTHER INCOME

During 2009, the Company received a grant from the State of North Carolina at completion of the majority of a project to reduce waste from vegetable oil storage. The maximum amount of the grant is $45,000 and the Company received $40,500 during 2009 for its work on the project.

During 2009, the Company entered an agreement with a third party as a partner to reduce the impact to natural resources as a result of biodiesel production.  The total grant portion to the Company is $155,500 and Company received $110,500 during 2009 from the third party for its completed work on the project.

NOTE 10 – COMMITMENT

Construction in Progress - NABE hired a third party to build a bio-diesel resin purification system for $182,000.   Two progress payments totaling $109,200 were made during 2009.  Two remaining payments totaling the balance due are expected to be made as the project completes in 2010.